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LORAL REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

NEW YORK –May 11, 2009 — Loral Space & Communications Inc. (NASDAQ: LORL) today announced its financial results for the three months ended March 31, 2009.

Combined segment revenues and Adjusted EBITDA, including both the satellite manufacturing and the satellite services segments for the quarter, were $381.7 million and $120.9 million, respectively. This compares to combined segment revenues and Adjusted EBITDA for the first quarter of 2008, which were $386.3 million and $99.4 million, respectively.

Telesat’s revenue and Adjusted EBITDA are included in the segment results; however, Telesat is reported under the equity method of accounting. After eliminating the results of Telesat, revenues and Adjusted EBITDA for the quarter were $212.5 million and $5.5 million compared to $218.5 million and break even, respectively, in 2008.

Loral reported a net loss in the quarter of $10.8 million compared to a net loss of $71.2 million for the first quarter of 2008. The company ended the quarter with $109.0 million in available cash compared to $117.5 million at the end of 2008. During the quarter, Loral repaid the $55 million of loans that were outstanding at December 31, 2008.

Satellite Manufacturing
During the quarter Space Systems/Loral’s (SS/L) efforts to expand opportunities for hosted payloads was furthered by a contract with SES to add a payload for navigation services for the European Union to the Sirius 5 satellite. Following the end of the quarter, Space Systems/Loral booked its first satellite order of the year with a contract to build AsiaSat 5C for Asia Satellite Telecommunications Company Limited (AsiaSat). Other highlights of the quarter included the successful launch of the SS/L-built Telstar 11N satellite, and a Space Shuttle delivery of 3.25 tons of SS/L hardware to the International Space Station for its photovoltaic power system.

In the first quarter of 2009, SS/L reported revenues before eliminations of $216.5 million compared to $219.8 million in the first quarter of 2008. Adjusted EBITDA for the quarter for the manufacturing segment was $10.4 million, which was up from $4.7 million for the first quarter in 2008. SS/L backlog on March 31, 2009 was $1.22 billion.

Satellite Services
Telesat’s newest satellite, Telstar 11N went into service at the end of the first quarter and is now generating revenue. The previously launched satellite, Nimiq 4 went into service in October 2008, and contributed its first full quarter of revenue. An additional satellite, Nimiq 5, which is also fully leased, is currently under construction at Space Systems/Loral and is scheduled to be launched in the second half of 2009.

Telesat revenues for the quarter were $165.2 million and Adjusted EBITDA was $114.9 million. The first quarter of the prior year had more favorable CAD/ U.S. dollar exchange rates and as a result current quarter numbers do not fully reflect the improved results. Revenues and Adjusted EBITDA for the first quarter of the prior year were $166.5 million and $99.4 million, respectively. The 2009 performance reflects strong revenue growth as a result of Nimiq 4 and increased utilization of the international fleet. Revenue growth together with lowered expenses drove Adjusted EBITDA margin to 70 percent for the current quarter compared to 60 percent for the first quarter of 2008. Telesat backlog continues to be robust at $4.24 billion on March 31, 2009.

“We are buoyed by the steady overall industry demand, despite the economic climate,” said Michael B. Targoff, chief executive officer of Loral Space & Communications.  “The strong backlogs at both Telesat and SS/L will continue to support our progress toward creating long term shareholder value.”

A full discussion of Loral’s results is contained in the company’s Form 10-Q, which was filed today and will be available on the company’s web site at www.loral.com or on the SEC’s EDGAR service at www.sec.gov.

Conference Call
A webcast and conference call discussion of Loral’s performance will be held in conjunction with the company’s annual meeting on Tuesday, May 19 at 10:30 a.m. EDT. Participants should dial 877-604-9673 to listen by telephone and to ask questions. The webcast and slide presentation can be accessed on Loral’s web site (www.loral.com) under “Events & Presentations” in the Investor Relations section. The webcast will be available on Loral’s web site for 30 days.

About Loral Space & Communications Inc.
Loral Space & Communications is a satellite communications company. It is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including fixed satellite services, direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management. Loral also owns 64 percent of Telesat Canada, a global operator of telecommunications and direct broadcast satellites used to distribute video entertainment programming, broadband data, and provide access to Internet services and other value-added communications services. For more information, visit Loral’s web site at www.loral.com. LORL-F

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should,” “anticipates,” “estimates,” “project,” “intend” or “outlook” or other variations of these words or other similar expressions are intended to identify forward-looking statements and information. In addition, Loral Space & Communications Inc. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission, and press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties which are described as “Risk Factors” and in the “Commitments and Contingencies” note to our financial statements in the current Form 10-Q, filed today, and in Loral’s most recent annual report on Form 10-K. The reader is specifically referred to these documents, as well as the company’s other filings with the Securities and Exchange Commission. Risks and uncertainties include but are not limited to (1) risks associated with financial factors and our investment in Telesat Canada, including the global economic downturn, our history of losses, financial covenants in SS/L’s credit agreement, the structure of our investment in Telesat, Telesat’s leverage and volatility in Canadian/U.S. exchange rates; (2) risks associated with satellite manufacturing, including competition, contractual risks, creditworthiness of customers, performance of suppliers and management of our factory and personnel; (3) risks associated with satellite services, including dependence on large customers, launch delays and failures, in-orbit failures and competition; (4) regulatory risks, such as the effect of U.S. export control and economic sanction laws and U.S., Canadian and foreign government regulation of satellite services; and (5) other risks, including possible conflicts of interest with our significant shareholder, litigation and market risks. The foregoing list of important factors is not exclusive. Furthermore, Loral operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond Loral’s control.

LORAL SPACE & COMMUNICATIONS INC.
Statements of Operations
(In millions)

Revenues
	Three Months Ended March 31,
	2009	2008
Satellite Manufacturing	$216.5	$219.8
Satellite Services — Telesat	165.2	166.5

Segment revenues	381.7	386.3
Eliminations	(4.0)	(1.3)
Affiliate eliminations (1)	(165.2)	(166.5)

Revenues as reported	$212.5	$218.5

Adjusted EBITDA

	Three Months Ended March 31,

	2009	2008

Satellite Manufacturing	$10.4	$4.7
Satellite Services — Telesat	114.9	99.4
Corporate expenses	(4.4)	(4.7)

Segment Adjusted EBITDA before eliminations	120.9	99.4
Eliminations	(0.5)	(0.2)
Affiliate eliminations (1)	(114.9)	(99.4)

Adjusted EBITDA	$5.5	$(0.2)

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended March 31,

	2009	2008

Adjusted EBITDA	$5.5	$(0.2)
Depreciation, amortization and stock-based compensation	(11.0)	(10.6)

Operating loss	(5.5)	(10.8)
Interest and investment income	1.7	6.3
Interest expense	(1.2)	(0.3)
Other expense	(0.1)	(0.1)
Income tax provision	—	(1.8)
Equity in net losses of affiliates	(5.7)	(64.5)

Net loss	$(10.8)	$(71.2)

(1) The Satellite Services segment includes Telesat Revenues and Adjusted EBITDA, which are eliminated in our consolidated financial statements, where we report our 64% share of Telesat under the equity method of accounting.

LORAL SPACE & COMMUNICATIONS INC.
Supplemental Financial Data
(In millions)

	March 31, 2009	December 31, 2008
FUNDED BACKLOG
Satellite manufacturing and technology	$1,222.6	$1,381.1
Satellite Services — Telesat	4,244.6	4,207.0

Total funded backlog	5,467.2	5,588.1
Intercompany eliminations	(20.9)	(24.9)
Affiliate eliminations	(4,244.6)	(4,207.0)

NET FUNDED BACKLOG	$1,201.7	$1,356.2

Condensed Balance Sheets
(In millions)

	March 31, 2009	December 31, 2008
Cash and equivalents	$109.0	$117.5
Contracts-in-process	170.8	213.7
Other current assets	149.7	164.0

Total current assets	429.5	495.2
Property, plant & equipment, net	196.1	188.3
Long-term receivables	201.6	184.7
Investments in affiliates	73.8	72.6
Other assets	52.7	55.1

Total assets	$953.7	$995.9

Customer advances and billings in excess of costs and profits	$242.5	$184.6
Other current liabilities	123.0	164.8

Total current liabilities	365.5	349.4
Long-term debt	—	55.0
Other long-term liabilities	383.7	381.8

Total liabilities	749.2	786.2
Shareholders’ equity	204.5	209.7

Total liabilities and shareholders’ equity	$953.7	$995.9

TELESAT
Summary Financial Information
(In millions)

Summary financial information in US$ and in accordance with US GAAP follows (in millions):

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
Statement of Operations:

Revenues	$165.2	$166.5

Adjusted EBITDA	$114.9	$99.4
Depreciation, amortization and stock-based compensation	(50.5)	(58.5)
Impairment of long-lived and intangible assets	—	—

Operating (loss) income	64.4	40.9
Interest expense	(54.1)	(62.2)
Other expense, net (1)	(34.5)	(88.3)
Income tax benefit	(7.0)	17.0

Net loss	$(31.2)	$(92.6)

(1) Other expense, net includes foreign exchange losses of $81 million and $122 million for the three months ended March 31, 2009 and 2008, respectively, and gains on financial instruments of $46 million and $34 million for the three months ended March 31, 2009 and 2008, respectively.

	March 31, 2009	December 31, 2008
Balance Sheet Data:
Current assets	$171.1	$179.8
Total assets	4,200.5	4,273.2
Current liabilities	202.1	171.4
Debt, including current portion	2,880.1	2,901.6
Total liabilities	3,735.6	3,760.2
Redeemable preferred stock	112.2	116.0
Shareholders’ equity	352.7	397.0
Other:

Backlog (U.S. Dollar)	$4,244.6	$4,207.0
Backlog (Canadian Dollar)	CAD 5,349.0	CAD 5,251.0